Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Fuel Systems Solutions, Inc.

New York, NY

We hereby consent to the incorporation by reference in the previously filed open Registration Statements: (a) the Registration Statement on Form S-8, No. 33-38649; (b) the Registration Statement on Form S-8, No. 33-72008; (c) the Registration Statement on Form S-8, No. 333-07035; (d) the Registration Statement on Form S-8, No. 33-62889; (e) the Registration Statement on Form S-8, No. 333-44085; (f) the Registration Statement on Form S-8, No. 333-71544; (g) the Registration Statement on Form S-8, No. 333-102069; (h) the Registration Statement on Form S-8, No. 333-118689; (i) the Registration Statement on Form S-8, No. 333-139876; (j) the Registration Statement on Form S-3, No. 333-159624; (k) the Registration Statement on Form S-8, No. 333-161715; and, (l) the Registration Statement on Form S-3, No. 333-170998, of Fuel Systems Solutions, Inc. of our reports dated March 6, 2009, except as to Note 20 which is as of May 29, 2009, relating to the consolidated financial statements and financial statement schedule which appear in this Form 10-K.

/s/ BDO USA, LLP (formerly known as BDO Seidman, LLP)

Costa Mesa, California

March 3, 2011